Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted, Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned executive officer of the registrant hereby certifies that this Form 10-K fully complies with the requirements of Section 13(a) or 13(d) of the Securities Exchange Act of 1934 and that the information contained herein fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ William F. Falger
William F. Falger
President
(Principal Executive Officer)

/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer
(Principal Financial Officer)

Dated: March 15, 2004